College Retirement Equities Fund (CREF)

Meeting of Participants has adjourned to

August 11, 2026

Dear Participant:

We recently sent proxy materials regarding the Meeting of Participants scheduled for July 21, 2026, at 12:00 p.m. ET. Unfortunately, a quorum was not reached at the meeting, and as a result, the meeting has been adjourned to August 11, 2026, at 3:00 p.m. ET. If you have already voted, please disregard this notice and accept our sincere thanks for your participation. If you have not yet voted, please use one of the voting methods described on your proxy card. Your vote is important and all votes, regardless of the number of units you are entitled to cast, contribute to the outcome of the meeting and help us achieve the required quorum, avoid additional solicitation costs, and prevent further adjournments.

For the reasons set forth in the proxy materials, the Board of Trustees recommends a vote “FOR” the proposal.

A copy of the proxy statement is also available at www.proxy-direct.com/cre-35051.

For your convenience, you may submit your vote using any of the following methods:

1. By Internet

Visit www.proxy-direct.com, enter the control number printed on your voting ballot, and follow the simple online instructions.

2. By Touch-Tone Phone

Call toll-free 1-800-254-4997 and follow the recorded instructions.

3. By Mail

Complete, sign, and date your voting ballot and return it in the postage-paid envelope provided.

4. Vote at the Virtual Meeting

Attend the virtual Meeting of Participants on August 11, 2026, at 3:00 p.m. ET by visiting meetnow.global/MGSML2Q. To participate and vote at the meeting, enter the 14-digit control number located in the shaded box on your voting ballot.

Adj_35051

Agent cell phone/residential message flow:

Hello. This message is for <RPC First Name, Last Name>. We’re calling from Computershare Fund Services on behalf of the College Retirement Equities Fund. We recently sent you proxy materials regarding a CREF Participant Meeting that was held on Tuesday, July 21. Unfortunately, a quorum of required votes was not reached. As a result, the meeting was adjourned and rescheduled for Tuesday, August 11 at 3 pm ET. We have not yet received your vote on the proxy proposal. The new deadline to vote is August 11, at 3 pm ET. You can reach us to enter your vote at 1 979 217 2957. The call only takes a couple of minutes, and we’re available Monday through Friday from 9 AM to 11 PM. Again, that number is 1 979 217 2957. Thank you for your time and for being a valued participant.

Agent business message flow:

Hello. This message is for <Contact First Name Last Name> at <Business Name in ORD>. We’re calling from Computershare Fund Services on behalf of the College Retirement Equities Fund regarding the CREF Participant Meeting that was held on Tuesday, July 21. Unfortunately, a quorum was not reached by July 21, and as a result, the meeting was adjourned to Tuesday, August 11 at 3 pm ET. We have not yet received your vote on behalf of <Business Name in ORD> on the proxy proposal. The new deadline to vote is approaching on Tuesday, August 11 at 3 pm ET. You can reach us at 1 979 217 2957. The call only takes a couple of minutes, and we’re available Monday through Friday from 9 AM to 11 PM. Again, that number is 1 979 217 2957. Thank you for your time and consideration

Subject line: Reminder: 2026 CREF Meeting of Participants - voting deadline extended to August 11 at 3:00 p.m. (ET).

Dear Participant:

You consented to receive materials about your CREF investments electronically. You should have received proxy materials regarding the CREF Meeting of Participants scheduled for July 21, 2026, at 12:00 p.m. ET from Computershare Fund Services, an independent tabulator for CREF. Unfortunately, a quorum of required votes was not reached at the meeting. As a result, the meeting was adjourned and rescheduled to August 11, 2026, at 3:00 p.m. ET. This e-mail provides the information you will need to view the CREF Proxy Statement online and to vote by August 11, 2026 at 3:00 p.m. ET.

To view and print the 2026 CREF Proxy Statement, please go to the website:

www.proxy-direct.com/cre-35051

Vote Your Proxy

To vote your CREF proxy over the Internet, click on the link(s) below to access your proxy card and your control number and security code will be pre-populated:

Click Here to Vote

Control Number: 00000000000000

Security Code: 00000000

If you would like to receive a printed copy of the materials, need assistance with voting your proxy card, or have any comments, please click here or go to the website: www.proxy-direct.com/edelivery for assistance. Please do not reply to this email.

Thank you for your attention to this matter.

Computershare Fund Services, Independent Tabulator for CREF